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                                                               EXHIBIT 5

                                                        January 20, 1998
Ford Motor Credit Company
The American Road
Dearborn, Michigan 48121

Dear Sirs:

        This will refer to the Registration Statement No. 333-41059 on Form S-3 (the "Registration Statement") filed by Ford Motor Credit Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed sale by the Company of the debt securities covered thereby (the "Debt Securities").

        As Secretary and Corporate Counsel of the Company, I am familiar with the Certificate of Incorporation and the By-Laws of the Company and with its affairs. I also have examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as I have deemed necessary or appropriate in connection with this opinion.

        Based upon the foregoing, it is my opinion that:

        1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

        2. When (a) the registration requirements of the Securities Act and such Blue Sky or securities laws as may be applicable shall have been complied with, (b) the Indenture dated as of Feburary 1, 1985, as supplemented, between the Company and The Chase Manhattan Bank, as Successor Trustee to Manufacturers Hanover Trust Company, pursuant to which the Debt Securities are to be issued, shall have been qualified under the Trust Indenture Act of 1939, as amended, (c) the form or forms of the Debt Securities and the final terms thereof shall have been duly approved or established in accordance with the terms of the Indenture, as supplemented and (d) the Debt Securities shall have been duly executed, authenticated, completed, issued and delivered against payment therefor, the Debt Securities will thereupon be legally issued and binding obligations of the Company.

        I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                        Very truly yours,


                                        /s/ Hurley D. Smith
                                        ----------------------------
                                            Hurley D. Smith